JANA PIRANHA MASTER FUND, LTD.


July 6, 2005


VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------

SOURCECORP, Incorporated
3232 McKinney Avenue, Suite 1000
Dallas, TX 75204

Attention:  Secretary

          Re:   Demand for Right to Inspect Books and Records
                Pursuant to Section 220 of the Delaware General Corporation Law

Dear Sir/Madam:

         JANA Piranha Master Fund, Ltd., a Cayman Islands exempted company ("JPMF"), is the record owner of 1,000 shares and the direct beneficial owner of 1,435,087 shares (inclusive of the 1,000 shares owned of record) of common stock, par value $0.01 per share (the "Common Stock"), of SOURCECORP, Incorporated, a Delaware corporation (the "Company"), which represents approximately 9.2% of the Common Stock outstanding. JANA Partners LLC, a Delaware limited liability company ("JANA Partners"), is the investment manager for JPMF, JANA Master Fund, Ltd., a Cayman Islands exempted company ("JANA Master"), and a separate managed account (together with JANA Partners, JPMF and JANA Master, the "JANA Parties"), and in that capacity may be deemed to be the indirect beneficial owner of the 2,065,192 shares (the "Shares") of Common Stock held in the aggregate by the JANA Parties, which represents approximately 13.2% of the outstanding Common Stock (1,435,087 shares held by JPMF, 570,105 shares held by JANA Master and 60,000 shares held by the separate managed account). Barry Rosenstein and Gary Claar, through their control of JANA Partners, may be deemed to be indirect beneficial owners of the Shares. Share ownership is reported as of the date hereof, and the percentages used herein are based upon 15,670,116 shares of Common Stock outstanding as of April 29, 2005 as reported in the Company's quarterly report on Form 10-Q for the period ended March 31, 2005.

         Pursuant to Section 220 of the Delaware General Corporate Law (the "DGCL"), as the record and beneficial owner of the shares of Common Stock stated above, JPMF hereby demands that it and its attorneys, representatives and agents be given, during regular business hours, the opportunity to inspect the following books, records and documents of the Company and to make copies or extracts therefrom:

(a) A complete record or list of the stockholders of the Company, certified by the Company's transfer agent(s) and/or registrar(s), setting forth the name and address of, and the number, series and class of shares of stock of the Company held by, each stockholder as of the date hereof, and as of any record date established or to be established for any special meeting


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SOURCECORP, Incorporated
Page 2


or consent solicitation that may be called by any of the JANA Parties or any other stockholder or group of stockholders of the Company, and any other record date that may be established as a new or substituted record date for any other consent solicitation or meeting of stockholders held in lieu thereof and any adjournments, postponements, reschedulings or continuations of the foregoing;

(b) Relating to the list of stockholders and all other information referred to in paragraph (a), a magnetic computer tape or other electronic medium containing such information, the computer processing data necessary for JPMF to make use of such information on magnetic computer tape or other electronic medium and a hard copy printout of such information in order of descending balance for verification purposes;

(c) All daily transfer sheets showing changes in the names and addresses of the Company's stockholders and the number, series or class of shares of stock of the Company held by the Company's stockholders that are in or come into the possession of the Company or its transfer agent, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trusts or their nominees from the date of the stockholder list referred to in paragraph
(a);

(d) Any stop transfer lists or stop lists relating to any shares of stock of the Company and any additions, deletions, changes or corrections made thereto;

(e) All information in or that comes into the Company's or its transfer agent(s)' or registrar(s)' possession or control or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees relating to the names and addresses of and number of shares of stock of the Company held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists, and all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(f) All information in or that comes into the Company's possession or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees relating to the names of the non-objecting beneficial owners of the stock of the Company pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Exchange Act, on magnetic computer tape or other electronic medium, such computer processing data as is necessary for JPMF to make use of such information on magnetic computer tape or other electronic medium, and a hard copy printout of such information in order of descending balance for verification purposes. If such information is not in the Company's possession, custody or control, such information should be requested from Automatic Data Processing - Investor Communications Services; and

(g) All lists on computer tapes or other electronic media and the relevant processing data and printouts (as described in paragraph (b) above) containing the name and address of and number, series and class of shares of stock of the Company attributable to any participant in any employee stock ownership plan, employee stock purchase plan or other employee compensation or benefit plan of the Company in which the decision to vote shares of stock of the Company


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SOURCECORP, Incorporated
Page 3


held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan and the method(s) by which JPMF or its agents may communicate with each such participant, as well as the name, affiliation and telephone number of the trustee or administrator of each such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either the trustee or administrator does not receive instructions or shares that are outstanding in the plan but are unallocated to any participant.

         JPMF demands that all modifications, additions or deletions to any and all information referred to above be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.

         JPMF will bear the reasonable costs incurred by the Company including those of its transfer agent(s) or registrar(s) in connection with the production of the information demanded.

         The purpose of this demand is to enable JPMF and the other JANA Parties to communicate with the Company's stockholders on matters relating to their interests as stockholders and to facilitate and support a consent solicitation of the Company's stockholders to, among other things, remove members of the board of directors and elect their replacements.

         JPMF hereby designates and authorizes Marc Weingarten and Steven J. Spencer of Schulte Roth & Zabel LLP and any other persons designated by them or by JPMF, acting singly or in any combination, to conduct the inspection and copying herein requested. It is requested that the information identified above be made available to the designated parties no later than July 13, 2005. Pursuant to Section 220 of the DGCL, you are required to respond to this demand within five (5) business days.

         Please advise JPMF's counsel, Marc Weingarten, Esq. of Schulte Roth & Zabel LLP, at (212) 756-2280, as promptly as practicable, when and where the items requested above will be made available to JPMF. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify JPMF immediately in writing, with a copy to Marc Weingarten, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, facsimile 212-593-5955, setting forth the facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, JPMF will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. JPMF reserves the right to withdraw or modify this request at any time.

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SOURCECORP, Incorporated
Page 4







                            Very truly yours,


                             JANA PIRANHA MASTER FUND, LTD.
                             By:  JANA Partners LLC, its Investment Manager


                             By:      /s/ Barry Rosenstein
                                      --------------------------
                                      Name: Barry Rosenstein
                                      Title:  Managing Partner






State of New York          )
                           ) ss:
County of New York         )

BARRY ROSENSTEIN, being sworn, states: I executed the foregoing letter, and the information and facts stated therein regarding JANA Piranha Master Fund, Ltd.'s ownership and the purpose of this demand for inspection are true and correct. Such inspection is reasonably related to JANA Piranha Master Fund, Ltd.'s interest as a stockholder and is not desired for a purpose which is in the interest of a business or object other than the business of SOURCECORP, Incorporated.

         By:      /s/ Barry Rosenstein
                  --------------------------
                  Barry Rosenstein

Subscribed and sworn to before me this 6 day of July, 2005.

  /s/ Kate A. Mangano
----------------------------                    [Notary Stamp]
     Notary Public



My commission expires:  November 22, 2008
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